UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2010

BrandPartners Group Inc.
(Exact name of Company as specified in its charter)

Delaware	0-16530	13-3236325
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

10 Main Street, Rochester, NH 03839

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (800) 732-3999

N/A

(Former name or former address, if changed since last report)

☐           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Effective January 28, 2010, the Company and its wholly owned subsidiaries BrandPartners Retail, Inc. and Grafico Incorporated entered into a Waiver and Amendment No. 5 to a Note originally issued and sold to its subordinated lender on October 22, 2001 as the Company continues to work to restructure the facility with its subordinated lender. The Waiver and Amendment No. 5 provides for the waiver of certain financial covenants as well as interest payable on December 31, 2009 and January 15, 2010 being deferred until March 15, 2010.

Item 8.01 Other Events

On February 3, 2010, the Company issued a press release announcing that it had entered into $4.6 million in new agreements in the month of January for design build/branch design as well as retail communications.  Additionally, the Company announced that it also received letters of intent for an additional $930,000 of new design build and retail communications business in the month of January. A copy of this press release is attached hereto as Exhibit 99.1. This summary is qualified in its entirety by reference to Exhibit 99.1 to this current report. The press release and the information therein are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits furnished with this reports.

Exhibit No.	Description

10.1	Form of Amendment No. 5 to Note by and among BrandPartners Group, Inc., BrandPartners Retail, Inc., Grafico Incorporated and Corporate Mezzanine II, L.P. dated as of January 25, 2010.

99.1	Press Release dated February 3, 2010.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANDPARTNERS GROUP INC.

Date: February 3, 2010
	By:	/s/ James F. Brooks
James F. Brooks, Chairman, President and Chief Executive Officer